Exhibit 99.1

Cellectar to Restate Previously Issued Financial Statements – Company Announces
Receipt of Expected Delinquency Notification Letter from Nasdaq

FLORHAM PARK, N.J., August 23, 2024 – Cellectar Biosciences, Inc. (NASDAQ: CLRB), a late-stage clinical biopharmaceutical company focused on the discovery, development, and commercialization of drugs for the treatment of cancer, today announced that the Company had received an expected delinquency notification letter (the “Notice”) from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) on August 20, 2024. The Notice indicated that the Company is not in compliance with the periodic financial report filing requirement set forth in Nasdaq Listing Rule 5250(c)(1) as a result of the Company's delay in filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Second Quarter 10-Q”), by the applicable due date.

The delay in filing the Second Quarter 10-Q is a result of the Company’s need to restate certain previously filed financial statements. As was previously reported on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) on August 9, 2024, after engaging Deloitte & Touche LLP as the Company’s independent registered accounting firm the Company determined that it was necessary to re-evaluate its accounting treatment for warrants issued as part of a financing completed in October 2022. The financial statement changes are all expected to be non-cash and non-operating. The Company expects to restate the previously issued (i) audited consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, contained in its Annual Reports on Form 10-K and (ii) unaudited interim condensed consolidated financial statements for the periods ending March 31, 2023, June 30, 2023, September 30, 2023, and March 31, 2024, contained in its Quarterly Reports on Form 10-Q (the “Previously Issued Statements”). Restating and filing the Previously Issued Statements must be completed prior to filing the Second Quarter 10-Q.

The Company has 60 calendar days, or until October 21, 2024, to submit a plan (“Plan”) to Nasdaq to regain compliance. If Nasdaq accepts the Plan, Nasdaq may grant an exception of up to 180 calendar days from the Form 10-Q’s due date, or until February 17, 2025, to regain compliance. If Nasdaq does not accept the Plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Notice does not impact the Company’s listing of its common stock on The Nasdaq Capital Market at this time. The Company expects the process of restating and filing the Previously Issued Statements will require approximately six weeks to complete, immediately after which it expects to file its Second Quarter 10-Q.

About Cellectar Biosciences, Inc.

Cellectar Biosciences is a late-stage clinical biopharmaceutical company focused on the discovery and development of proprietary drugs for the treatment of cancer, independently and through research and development collaborations. The company’s core objective is to leverage its proprietary Phospholipid Drug Conjugate™ (PDC) delivery platform to develop the next-generation of cancer cell-targeting treatments, delivering improved efficacy and better safety as a result of fewer off-target effects.

The company’s product pipeline includes lead asset iopofosine I 131, a small-molecule PDC designed to provide targeted delivery of iodine-131 (radioisotope), proprietary preclinical PDC chemotherapeutic programs and multiple partnered PDC assets.

For more information, please visit www.cellectar.com or join the conversation by liking and following us on the company’s social media channels: Twitter, LinkedIn, and Facebook.

Forward-Looking Statement Disclaimer

This news release contains forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation: statements related to the completion of the Company’s review of accounting matters and audits of the Company’s financial statements, the Company’s plans to restate and file the Previously Issued Statements, and the preparation and filing the Second Quarter 10-Q. These forward-looking statements are made only as of the date hereof, and we disclaim any obligation to update any such forward-looking statements.

Contacts

MEDIA:
Claire LaCagnina
Bliss Bio Health
315-765-1462

clacagnina@blissbiohealth.com

INVESTORS:
Chad Kolean
Chief Financial Officer

investors@cellectar.com